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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 26, 2001

                                 METRICOM, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                       0-19903                  77-0294597
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

                               2033 GATEWAY PLACE
                                    SUITE 500
                           SAN JOSE, CALIFORNIA 95110
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (408) 573-3620

                             333 WEST JULIAN STREET
                           SAN JOSE, CALIFORNIA 95110
                                (Former address)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On October 26, 2001, Metricom, Inc., Metricom Finance, Inc., Metricom New York, L.L.C., Metricom Investments DC, Inc., and Metricom DC, L.L.C. (together, the "Company"), debtors-in-possession, in chapter 11 case nos. 01-53291, 01-53297, 01-53302, 01-53301 and 01-53300 (Jointly Administered),
sold substantially all of their assets, including certain intellectual property rights and tangible personal property, pursuant to that certain Asset Purchase Agreement, dated as of October 18, 2001, by and between Ricochet Networks, Inc. (an affiliate of Aerie Networks, Inc.) and Metricom, Inc. and an order of the U.S. Bankruptcy Court for the Northern District of California in San Jose, California. The Company retained all of its WCS FCC spectrum licenses and certain other tangible personal property. The Company received $8,250,000 in consideration for such assets on November 7, 2001.

ITEM 5. OTHER EVENTS.

        On November 15, 2001, Metricom, Inc., Metricom Finance, Inc., Metricom New York, L.L.C., Metricom Investments DC, Inc., and Metricom DC, L.L.C., debtors-in-possession, in chapter 11 case nos. 01-53291, 01-53297, 01-53302, 01-53301 and 01-53300 (Jointly Administered), filed a monthly operating report for the month of October 2001 with the United States Bankruptcy Court for the Northern District of California in San Jose, California, a copy of which is filed herewith as Exhibit 99.1.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


        (c) Exhibits.

               EXHIBIT NO.    DESCRIPTION
               99.1           Chapter 11 Monthly Operating Report for October 2001 filed by Metricom, Inc.,  Metricom Finance, Inc., Metricom New
                              York, L.L.C., Metricom Investments DC, Inc., Metricom DC,
                              L.L.C., debtors-in-possession, in chapter 11 case nos.
                              01-53291, 01-53297, 01-53302, 01-53301 and 01-53300
                              (Jointly Administered), filed with the United States
                              Bankruptcy Court for the Northern District of California in
                              San Jose, California.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            METRICOM, INC.


Date: November 30, 2001                     By: /s/ EUGENE A. REILLY
                                               ---------------------------------
                                               Eugene A. Reilly
                                               Chief Financial Officer and
                                               General Counsel



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